                                 EXHIBIT 10(u)





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


       =================================================================


                                 LOAN AGREEMENT


                                  dated as of

                               December 18, 1995


                                    Between


                            FAIR GROUNDS CORPORATION

                                      and

                        FIRST NATIONAL BANK OF COMMERCE


       =================================================================





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

                                 LOAN AGREEMENT



                 THIS LOAN AGREEMENT dated as of December 18, 1995, by and between FAIR GROUNDS CORPORATION, a Louisiana corporation ("Debtor"), and FIRST NATIONAL BANK OF COMMERCE, a national banking association ("Bank").


                              W I T N E S S E T H:


                 WHEREAS, Debtor has applied to Bank for a multiple advance loan in an aggregate amount not to exceed Nine Million Four Hundred Ninety Three Thousand Fifty and No/100 (U.S. $9,493,050.00) Dollars, and Bank has agreed to provide such credit facility to Debtor subject to the terms and conditions of this Agreement.

                 NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


                 Section 1.1. Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended, modified or supplemented and in effect.

         "Bank" shall mean First National Bank of Commerce, a national banking association.

         "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be closed in New Orleans, Louisiana.

         "Cash Collateral Account" shall mean the demand deposit account maintained by Debtor with Bank into which all Excess Cash Flow shall be deposited in accordance with the provisions of Section 6.10 hereof.

         "Collateral" shall mean any interest in any kind of property or assets pledged, mortgaged or otherwise





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

         subject to an Encumbrance in favor of Bank pursuant to the Collateral Documents.

         "Collateral Documents" shall collectively refer to the Guaranties, the Mortgages, the Security Agreements, the Stock Pledges, and any and all other documents in which an Encumbrance is created on any property of the Debtor or of any third person to secure payment of the Indebtedness of Debtor or any part thereof.

         "Commitment" shall mean the agreement by Bank to make Loans to Debtor in accordance with the provisions of Article II hereof.

         "Commitment Amount" means, with respect to Bank's obligation to make Loans to Debtor hereunder, in an aggregate amount not to exceed $9,493,050.00.

         "Corporate Guarantor" shall mean Finish Line Management Corp., a Louisiana corporation, together with its successors and assigns.

         "Debt" shall mean any and all amounts and/or liabilities owing from time to time by Debtor to any Person, including the Bank, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for borrowed money; (ii) unfunded portions of commitments for money to be borrowed; (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of Debtor; (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (v) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP, and (vi) trade payables and operating leases incurred in the ordinary course of business or otherwise.

         "Debtor" shall mean Fair Grounds Corporation, a Louisiana corporation, together with its successors and assigns.





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         "Default" shall mean an event which with the giving of notice or the lapse of time (or both) would constitute an Event of Default hereunder.

         "Disbursement Agreement" shall mean that certain Disbursement Agreement dated as of July 17, 1995, by and among Debtor, Bank and Video Services, Inc., as the same was approved by the Louisiana Department of Public Safety and Corrections by letter from James Dixon, Chief Attorney for the Louisiana Department of Public Safety and Corrections, to the Bank, Debtor and Video Services, Inc. dated July 24, 1995, as the same may be amended or modified from time to time.

         "Encumbrances" shall mean individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges, servitudes, rights-of-way and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future may affect the property of Debtor or Guarantors or any part or parts thereof.

         "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., the Louisiana Environmental Affairs Act, La. R.S. 30:2001 et seq., or other applicable Governmental Requirements or regulations adopted pursuant to any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall mean individually, collectively and interchangeably any of the Events of Default set forth below in
         Section 8.1 hereof.

                 CONFIDENTIAL INFORMATION OMITTED AND FILED
                 SEPARATELY WITH THE COMMISSION.

         "Fair Grounds Mortgage" shall collectively refer to (i) that certain Collateral Mortgage Note made by Debtor dated November 30, 1995, payable to the order of bearer on demand in the principal sum of $17,500,000.00, (ii) that certain Collateral Mortgage executed by Debtor on November 30, 1995, and recorded under Mortgage Office Instrument No. 341417, Notarial Archives No. 95-52709 of





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         the records of Orleans Parish, Louisiana, affecting the real estate comprising the New Orleans Fair Grounds Race Course, New Orleans, Louisiana, all as more fully described therein, (iii) that certain Pledge of Collateral Mortgage Note by Debtor in favor of Bank dated November 30, 1995, whereby the foregoing Collateral Mortgage Note made by Debtor, as secured by the Collateral Mortgage executed by the Debtor, was pledged to Bank as security for the Indebtedness of Debtor, (iv) all UCC-1 Financing Statements executed by Debtor as debtor in favor of Bank as secured party related to the property affected by the Collateral Mortgage, including without limitation that UCC-1 Financing Statement recorded under File No. 36-100975 of the records of Orleans Parish, Louisiana on December 1, 1995, and (v) all amendments or modifications to any of the foregoing documents.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                   SEPARATELY WITH THE COMMISSION.

         "GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

         "Governmental Requirement" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree.

                  CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE COMMISSION.

         "Indebtedness" shall mean, at any time, the indebtedness of Debtor evidenced by the Note issued pursuant to this Agreement, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all commitment fees and other indebtedness and costs and expenses for which Debtor is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" also includes, as to Debtor, any and all other loans, extensions of credit, obligations, debts and liabilities, plus interest thereon, of Debtor that may now and in the future be owed to or incurred in favor of Bank, as well as all claims by Bank against Debtor, whether existing now or later; whether they are voluntary or involuntary, due or to become due, direct or indirect or by way of assignment, determined or undetermined, absolute or contingent, liquidated or unliquidated; whether Debtor may be liable individually or jointly with others, of every nature and kind whatsoever, in principal, interest, costs, expenses and





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         reasonable attorneys' fees and all other fees and charges; whether
         Debtor may be obligated as principal obligor, guarantor, surety, accommodation party or otherwise.

         "Individual Guarantor" shall mean Marie G. Krantz, together with her heirs, successors and assigns.

         "Jefferson Downs Mortgage" shall collectively refer to (i) that certain Collateral Mortgage Note made by Individual Guarantor on April 12, 1995, payable to the order of bearer on demand in the principal sum of $17,500,000.00, (ii) that certain Collateral Mortgage executed by Individual Guarantor on April 12, 1995, and recorded in MOB 3693, folio 495 and in COB 2916, folio 307 of the records of Jefferson Parish, Louisiana, as security for the foregoing Collateral Mortgage Note, affecting the real estate comprising the former Jefferson Downs Race Course, Kenner, Louisiana, all as more fully described therein,
         (iii) that certain Pledge of Collateral Mortgage Note by Individual Guarantor in favor of Bank dated April 12, 1995, whereby the foregoing Collateral Note made by Individual Guarantor, as secured by the Collateral Mortgage executed by Individual Guarantor, was pledged to Bank as security for the Indebtedness of Debtor, (iv) all UCC-1 Financing Statements executed by Individual Guarantor as debtor in favor of Bank as secured party related to the property affected by the Collateral Mortgage, including without limitation that UCC-1 Financing Statement recorded under File No. 36-96322 of the records of Orleans Parish, Louisiana on July 19, 1995, and (v) all amendments or modifications to any of the foregoing documents.

         "John Masoni Trust" shall mean that certain trust established pursuant to that certain Third Restatement of John G. Masoni Trust Agreement dated as of April 19, 1991, by and between John G. Masoni and John G. Masoni, Trustee, as heretofore amended by that certain Modification of Third Restatement of John G. Masoni Trust Agreement dated August 7, 1991, and as further amended by that certain Modification of Third Restatement of John G. Masoni Trust Agreement dated October 24, 1992.

         "Loan Documents" shall mean this Agreement, the Note, the Collateral Documents and any other Related Documents.

         "Loans" shall mean loans made by Bank under the Note to Debtor in accordance with and subject to the terms of the Commitment.





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         "Lockbox Account" shall have the meaning ascribed to such term in the
         Disbursement Agreement.

                 CONFIDENTIAL INFORMATION OMITTED AND FILED
                 SEPARATELY WITH THE COMMISSION.

         "Mortgages" shall mean, collectively, the Fair Grounds Mortgage and the Jefferson Downs Mortgage.

         "Note" shall mean, collectively, that certain promissory note dated of even date herewith made by Debtor payable to the order of Bank in principal amount of $9,493,050.00, as said Note is more fully described in Section 2.2 hereof, together with any and all extensions, renewals, modifications and substitutions therefor.

         "Permitted Encumbrances" shall have the meaning ascribed to such term in Section 7.4 hereof.

         "Person" shall mean an individual or a corporation, partnership, trust, joint venture, incorporated or unincorporated association, joint stock company, government, or an agency or political subdivision thereof, or other entity of any kind.

         "Related Documents" shall mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

                 CONFIDENTIAL INFORMATION OMITTED AND FILED
                 SEPARATELY WITH THE COMMISSION.

         "Stock Pledges" shall mean, collectively, (i) that certain Pledge Agreement dated as of July 17, 1995, by and between Richard Katcher, as Trustee of the John Masoni Trust, and Bank (with Marie G. Krantz, Voting Trustee, and Bryan G. Krantz as intervenors), as amended by First Amendment to Pledge Agreement dated November 7, 1995, by and between Richard Katcher, as Trustee of the John Masoni Trust, and Bank (with Marie G. Krantz, Voting Trustee, and Bryan Krantz as intervenors), (ii) that certain Pledge Agreement dated as of July 17, 1995, by and between Marie G. Krantz, Voting Trustee, and Bank (with Richard Katcher, as Trustee of the John Masoni Trust, and Bryan G. Krantz as intervenors), (iii) that certain Pledge Agreement dated as of July 17, 1995, by





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         and among Bryan G. Krantz, Marie G. Krantz, Voting Trustee, and Bank
         (with Richard Katcher, as Trustee of the John Masoni Trust, as intervenor), (iv) that certain Pledge Agreement dated as of July 17, 1995, by and among Bryan G. Krantz, Vickie Krantz and Bank, (v) that certain Pledge Agreement dated as of July 17, 1995, by and between Marie G. Krantz and Bank, (vi) that certain Pledge Agreement dated as of July 17, 1995, by and between Jefferson Downs Corporation and Bank, and (vii) any and all amendments and modifications of any of the foregoing instruments.

         "Subsidiaries" shall mean at any date with respect to any Person all the corporations of which such Person at such date, directly or indirectly, owns 50% or more of the outstanding capital stock (excluding directors' qualifying shares), and "Subsidiary" means any one of the Subsidiaries.

         "Tax Relief" shall mean all of Debtor's rights to those certain benefits arising pursuant to the video poker franchise fee exemption authorized by La. R.S. 33:4862.21, for which Debtor has been qualified by letter dated September 30, 1994, from Melinda Schwegman, Lieutenant Governor of the State of Louisiana and Chairperson of the Interim Emergency Board of the State of Louisiana, addressed to Senator B.B. Rayburn, Chairman of the Joint Legislative Committee on the Budget, and by resolution of the Joint Legislative Committee on the Budget dated March 2, 1995, and all additional rights of Debtor and of Bank with respect thereto arising pursuant to the Disbursement Agreement.

         "Termination Date" shall mean the earlier to occur of (i) October 31, 1996, or (ii) the date of termination of the Commitment pursuant to
         Article VII hereof.

         "UCC" shall mean the Uniform Commercial Code, Commercial Laws-Secured Transactions (La. R.S. 10-9-101 et seq.) in the State of Louisiana, as amended from time to time, provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the the Bank's Encumbrances against the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Louisiana "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction.


         Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance





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with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.


                                   ARTICLE II

                                   THE LOANS


                 Section 2.1. The Commitment. Subject to the terms and conditions of this Agreement, Bank agrees to extend credit to Debtor during the period from the date hereof until the Termination Date by making loans ("Loans") to Debtor from time to time; provided, however, that at no time shall Bank be obligated to make any Loan requested by Debtor pursuant to the terms hereof, to the extent that the amount of such requested Loan, when added to aggregate principal amount of all prior Loans made by Bank to Debtor under this Agreement, would exceed the Commitment Amount. Debtor hereby recognizes and agrees with Bank that the Commitment is not a revolving credit facility, and that Bank's Commitment shall be only to make Loans up to an aggregate principal amount of $9,493,050.00.

                 Section 2.2. The Note. Debtor's obligation to repay the Loans made by Bank shall be evidenced by a multiple advance promissory note of Debtor (said promissory note of Debtor being herein referred to as the "Note") payable to the order of Bank in the principal sum of $9,493,050.00, dated the date of this Agreement, with a final maturity of October 31, 1996. The Note shall bear interest at a fixed rate of nine percent (9.0%) per annum. Interest on the Note shall be payable on the seventeenth day of each month commencing January 17, 1995, and continuing on the same day of each month thereafter until the Note is paid in full. The Note shall also be payable in principal installments of $52,740.00 per month commencing January 17, 1995, and continuing on the 17th day of each month thereafter until the Termination Date, at which time all principal and accrued interest outstanding under the Note shall be due and payable in full. Simple interest under the Note will be assessed utilizing a 360-day daily interest factor over the number of days in an actual calendar year (365 days or 366 days in a leap year).

                 Section 2.3. Manner and Notice of Borrowing Under the Commitment. Requests for Loan advances under the Commitment may be made by Debtor in person, in writing or through telephone calls to Bank and such requests shall be fully authorized by Debtor if made by any one of the persons designated by Debtor in writing to Bank. Bank shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number designated by Debtor in writing to Bank. Requests for advances must be received by not later than 11:00 a.m. (Central
Time) on the third Business Day prior to the date of the





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

proposed advance. Not later than 2:00 p.m. (Central Time) on the third Business Day following Bank's receipt of such request for a Loan advance, assuming all conditions of this Agreement for such advance has been satisfied, Bank will make such advance. The amount thereof shall be credited by Bank to the checking account maintained in the name of Debtor with Bank and the credit advice resulting therefrom shall be mailed to Debtor. Bank's copy of such credit advice indicating such deposit to the account of Debtor shall be deemed conclusive evidence of Debtor's indebtedness to Bank in connection with such borrowing. The aggregate outstanding amount of principal and interest due by Debtor at any given time under the Commitment shall be and constitute the indebtedness of Debtor to Bank under the Note.

         CONFIDENTIAL INFORMATION OMITTED AND FILED
         SEPARATELY WITH THE COMMISSION.

                 Section 2.5. Origination Fee. Debtor has paid Bank an origination fee in the amount of $15,000.00 for its Commitment hereunder, the prior receipt of which is hereby acknowledged by Bank.

                 Section 2.6. Use of Proceeds. Debtor's initial Loan hereunder shall be used to refinance all amounts previously advanced to Debtor in connection with its construction activities at the Fair Grounds Race Course in New Orleans, Louisiana, including all amounts due under Debtor's promissory notes dated July 17, 1995, November 1, 1995 and November 30, 1995, in the respective principal amounts of $2,150,000.00, $4,000,000.00 and $1,000,000.00, each payable to the order of Bank. All subsequent proceeds of the Loans shall also be used by Debtor to finance the payment of obligations related to the construction work done on the grandstand and related facilities at the Fair Grounds Race Course in New Orleans, Louisiana (or to reimburse Debtor for the payment of such expenses). Bank shall not be obligated to honor any request for a Loan advance until Debtor provides Bank with a written explanation of intended use of the proceeds of each such Loan request, and Debtor shall thereafter, upon written request of Bank, provide Bank with evidence establishing Debtor's actual use of such Loan proceeds.



                                  ARTICLE III

                         SECURITY FOR THE INDEBTEDNESS


                 Section 3.1. Security. The Indebtedness of Debtor shall be secured by the following:

                 (a)  the Security Agreements;





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                 (b)  the Mortgages;

                 (c)  the Stock Pledges; and

                 (d) the Guaranties of the Corporate Guarantor and of the Individual Guarantor.

                 Section 3.2. Collateral Release Agreements. Bank hereby agrees that upon the reduction of the principal balance due under the Note to an amount which equals not more than 77% of the fair market value of the liquid collateral pledged to Bank pursuant to that certain Investment Property Security Agreement by Individual Guarantor in favor of Bank dated November 7, 1995 (the fair market value of such collateral being determined from time to time by Bank in its sole discretion), Bank will release and cause to be cancelled from the public records of Jefferson Parish, Louisiana the Jefferson Downs Mortgage. Thereafter, Bank shall have no further obligations to make Loan advances to Debtor unless, after giving effect to such Loan advance, the value of such collateral would continue to equal or exceed at least 77% of the total principal balance of the Note. The value of such collateral at the date of this Agreement is approximately $5,400,000.00. The Bank reserves the right to assess any appreciation or depreciation in the value of such collateral from time to time in its sole discretion.

                 Alternatively, Bank also agrees that upon the reduction of the principal balance due under the Note to $4,500,000.00, Bank shall release all liquid collateral pledged to Bank by Individual Guarantor pursuant to that certain Investment Property Security Agreement by Individual Guarantor in favor of Bank dated November 7, 1995, except for liquid collateral with a value of not less than $2,730,000.00 at such time (with Individual Guarantor to be obligated thereafter to maintain pledged securities in the pledged account with a fair market value of not less than $2,730,000.00 at all times), which collateral to be retained in pledge shall be chosen at Bank's discretion based upon the types of investments then subject to such agreement. Upon such release of collateral, Bank shall have no further obligation to make Loan advances hereunder.

         The foregoing agreements to release are alternative, and both options may not be selected by Debtor as long as any Indebtedness remains unpaid. In addition, both agreements to release collateral contained in this Section are expressly contingent upon there not being any Default or Event of Default (except for any Default or Event of Default resulting from any adverse change to the Tax Relief and the video poker operations of Debtor, Corporate Guarantor or Jefferson Downs Corporation) in existence hereunder at the time either such release is requested by Debtor or given by Bank.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT


                 Section 4.1. Conditions Precedent to Loans. The obligation of Bank to make any Loan hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

         (a) Debtor shall have executed and delivered (or caused to have been executed and delivered) to Bank this Agreement, the Collateral Documents, the Note and all other documents required by this Agreement, and Corporate Guarantor shall have delivered its Guaranty of the Indebtedness to Bank, all in form and substance and in such number of counterparts as may be required by Bank;

         (b) The representations and warranties of Debtor, Corporate Guarantor and Individual Guarantor as set forth herein, or any Loan Document furnished to Bank in connection herewith, shall be and remain true and correct;

         (c) Bank shall have received a favorable legal opinion of counsel to Debtor and Guarantors and all grantors of each of the Collateral Documents, in form, scope and substance satisfactory to Bank;

         (d) Bank shall have received certified resolutions of Debtor, Jefferson Downs Corporation and Corporate Guarantor authorizing the execution of all documents contemplated hereby;

         (e) Bank shall have received all fees, charges and expenses which are due and payable as specified in this Agreement or any Related Document;

         (f) No Default or Event of Default shall exist or shall result from the making of a Loan;

         (g) Debtor and Guarantors shall have each provided Bank with all financial statements, reports and certificates required by this Agreement;

         (h) Bank's counsel shall have reviewed the corporate structure and articles of incorporation of Debtor and Corporate Guarantor, and shall be satisfied with the validity, due authorization and enforceability of all Loan Documents,

         (i) There shall have been no change to the corporate structure of Debtor and of Corporate Guarantor than from what has been previously represented to Bank;

         (j) Bank shall have received evidence acceptable to Bank and its counsel that its Encumbrances affecting the Collateral shall have a first priority position, subject only to Permitted Encumbrances;

         (k) Bank shall have received a mortgagee's policy of title insurance in the amount of $9,493,050.00, insuring that the Fair Grounds Mortgage creates a valid first priority Encumbrance on the property affected thereby free and clear of all defects, and Encumbrances (except for Permitted Encumbrances), naming the Bank as the insured thereunder, in the form of ALTA Loan Policy-1970 or such other similar form acceptable to the Bank, containing endorsements for lien protection, hazardous waste liens, REM, future advance, survey, zoning and such other endorsements as the Bank may request, and the Bank shall have also received evidence that all premiums with respect to such policy has been paid;

         (l) Bank shall have received an endorsement to its existing policy of title insurance insuring the Jefferson Downs Mortgage which increases the coverage of said policy to $9,000,000.00;

         (m) Bank and the title insurance company issuing the title policy on the Fair Grounds Mortgage shall have received a survey satisfactory to them of the property affected by the Fair Grounds Mortgage certified to the Bank and the title insurance company in a manner satisfactory to them, by an independent professional licensed land surveyor satisfactory to the Bank and the title insurance company, which shall be made in accordance with the minimum standards established by the State of Louisiana for the preparation of land surveys and for land surveyors, and shall include a survey certificate executed by the surveyor;

         (n) Bank shall have received original or certified true copies of paid insurance policies in compliance with Section 6.6 hereof;

         (o) Bank shall have received evidence satisfactory to it that any and all Encumbrances (other than Permitted Encumbrances) affecting the Collateral (including, without limitation, (1) the lien in favor of LTH Construction, Inc. recorded in MIN 337354, NA # 95-48103, of the records of Orleans Parish, Louisiana, (2) the lien in favor of Metropolitan Erection Company, Inc. recorded in MIN 337579, NA # 95-48486 of the records of Orleans Parish, Louisiana, and (3) the lien in favor of York Construction Co., Inc., recorded in MIN 337671, NA # 95-48583) have been released; and

         (p) All filings, registrations and recordings shall have been properly filed, registered or recorded in each recording jurisdiction in order to create and perfect the Encumbrances in favor of the Bank with respect to the property affected by the Collateral Documents.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES


                 Debtor represents and warrants to Bank as follows:

                 Section 5.1. Corporate Matters; Power and Authority of Parties to the Collateral Documents. Debtor and Corporate Guarantor are corporations duly created, validly existing and in good standing under the laws of the State of Louisiana, and are duly qualified and in good standing as foreign corporations in all other jurisdictions where the failure to qualify would have an adverse effect upon the ability of either of them to perform their obligations under this Agreement and all Related Documents. Debtor has the power to enter into this Agreement, issue the Note, mortgage and grant security interests in the Collateral in the manner and for the purposes contemplated by the Collateral Documents to which it is a party. Guarantors have the power to enter into and to execute and deliver their respective Guaranties and the other Collateral Documents to which they are a party. All grantors of the Stock Pledges have the power to execute and deliver the Stock Pledges to which each of them is a party and to perform their respective obligations thereunder. Debtor and Corporate Guarantor each have the corporate power to perform its obligations under all Loan Documents to which each of them is a party. The making and performance by Debtor of the Loan Documents to which it is a party, and the making and performance by Corporate Guarantor of its Guaranty and any other Loan Documents to which it may be a party, have all been duly authorized by all necessary corporate action (including all necessary shareholder action), and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Debtor or Corporate Guarantor or the articles of incorporation or by-laws of Debtor or of Corporate Guarantor. The making and performance by Debtor and the Guarantors (and all other parties to the Stock Pledges) of the Loan Documents to which they are a party do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement or instrument to which any such Person is a party or by which any of them may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by any of such Persons, and none of such Persons is in default under or in violation of any such order, writ, judgment, decree, determination, award, indenture, agreement or instrument. Each of the Loan Documents to which Debtor, the Guarantors, and the other grantors of the Stock Pledges are parties constitutes legal, valid and binding obligations of each such

Person in the capacities indicated in such Loan Documents, enforceable in accordance with its terms.

                 Section 5.2. Financial Statements. All financial statements of Debtor and of the Corporate Guarantor, copies of which have been delivered to Bank, are complete and correct and fairly present the financial condition of such Persons as of the date or dates thereof. Each of said financial statements were prepared in conformity with GAAP applied on a basis consistent with the preceding year. No Material Adverse Change has occurred since said dates in the financial position or in the results of operations of Debtor and of Corporate Guarantor in their businesses taken as a whole. The financial statement of the Individual Guarantor at the date thereof, copies of which have been delivered to Bank, fairly present the financial position of Individual Guarantor at the date thereof, and no Material Adverse Change has occurred since said date in the financial position of Individual Guarantor.

                 Section 5.3. Title to Collateral. Debtor, Guarantors and the other parties to the Collateral Documents have good and marketable title to the Collateral, free and clear of all Encumbrances other than Permitted Encumbrances. The Collateral Documents constitute legal, valid and perfected first Encumbrances on the property interests covered thereby, subject only to Permitted Encumbrances.

           CONFIDENTIAL INFORMATION OMITTED AND FILED
           SEPARATELY WITH THE COMMISSION.

                 Section 5.5. Approvals. No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local) (except which may have previously been obtained), and no vote, consent or approval of the shareholders of Debtor or Corporate Guarantor is or will be required in connection with the execution and delivery by Debtor, Guarantors and of the other parties to the Collateral Documents of the Loan Documents or the performance by such Persons of their respective obligations hereunder and under the other Loan Documents.

                 Section 5.6. Licenses. Debtor and Corporate Guarantor each possess adequate franchises, licenses and permits to own its properties and to carry on its business as presently conducted.

                 Section 5.7. Adverse Agreements. None of the Debtor, Guarantors, nor the other parties to the Collateral Documents is a party to any agreement or instrument, or subject to any charter or other restriction, materially and adversely affecting the respective business, properties, assets, or operations of any of them or their condition (financial or otherwise), and none of them is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any of them is a party, which default would constitute a Material Adverse Change to any of them.

                 Section 5.8. Default or Event of Default. No Default or Event of Default hereunder has occurred or is continuing or will occur as a result of the giving effect hereto.

                 Section 5.9. Employee Benefit Plans. Each employee benefit plan as to which Debtor or Corporate Guarantor may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan, (ii) Debtor and Corporate Guarantor have not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

                 Section 5.10. Investment Company Act. Neither Debtor nor Corporate Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 Section 5.11. Public Utility Holding Company Act. Neither Debtor nor Corporate Guarantor is a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 Section 5.12. Regulations G, T and U. Neither Debtor nor Corporate Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System), and none of the proceeds of the Loans will be used for the purpose of purchasing or carrying such margin stock.

                 Section 5.13. Location of Debtor's Offices and Records. The chief places of businesses of Debtor and of Corporate Guarantor, and the offices where Debtor and Corporate Guarantor keep their respective records concerning the Collateral owned by them, are as follows:

Debtor:                                                   1751 Gentilly Blvd.
                                                          New Orleans, LA 70119

Corporate Guarantor:                                      1300 Sunset Blvd.
                                                          Kenner, LA  70065

                 Section 5.14. Information. All information heretofore or contemporaneously herewith furnished by Debtor and Guarantors to Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Debtor and Guarantors to Bank will be,





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

true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

                 Section 5.15. Environmental Matters. Except as may have been disclosed in writing to Bank prior to the date hereof, no properties of any of the Debtor or Guarantors (including specifically, but without limitation, the property affected by the Mortgages) has ever been, and ever will be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Environmental Laws, except in compliance with such Environmental Laws. Except as may have been disclosed in writing by Debtor or the Guarantors to Bank, Debtor represents and warrants that it and each of the Guarantors is in compliance with all Environmental Laws affecting them and their properties.

                 Section 5.16. Status of First Mortgage on Fair Grounds Race Course. The principal balance due on the indebtedness of Debtor secured by the first mortgage by Debtor affecting the property covered by the Fair Grounds Mortgage (which is more fully described in Section 7.4(e) hereof) does not exceed $2,000,000.00 as of the date hereof, and the amount of accrued interest on such debt does not exceed $30,000.00 as of the date hereof. No default exists under such indebtedness or mortgage as of the date hereof.

                 Section 5.17. Survival of Representations and Warranties. Debtor understands and agrees that Bank is relying upon the above representations and warranties in making the above referenced loans to Debtor. Debtor further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS


                 In addition to the covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by Debtor, Debtor covenants and agrees with Bank as follows:

                 Section 6.1. Financial Statements. Debtor will furnish or cause to be furnished to Bank:

                 (a) within twenty (20) days following the end of each calendar month and within forty-
                          five (45) days following the end of each calendar quarter of Debtor, financial statements consisting of the balance sheets of Debtor and of Corporate Guarantor as of the end of such month or quarter, and statements of income and statements of cash flow of Debtor and of Corporate Guarantor for such month or quarter and for the fiscal year through such month or quarter, plus, in the case of quarterly reports, the 10-Q statements of Debtor, all certified by the chief financial officers of Debtor and of Corporate Guarantor, respectively, and which 10-Q statements shall have been prepared in accordance with GAAP consistently applied,

                 (b) as soon as available and in any event within one hundred twenty (120) days following the close of fiscal years of Debtor and of Corporate Guarantor, audited financial statements of Debtor and of Corporate Guarantor consisting of a balance sheet as at the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent public accountants of recognized standing acceptable to Bank,

                 (c) within twenty (20) days after the end of each calendar month, a certificate signed by the chief financial officer of Debtor, certifying that he or she has reviewed this Agreement and to the best of his or her knowledge no Default or Event of Default has occurred, or if such Default or Event of Default has occurred, specifying the nature and extent thereof,

                          CONFIDENTIAL INFORMATION OMITTED
                          AND FILED SEPARATELY WITH THE
                          COMMISSION.

                 (e) such other necessary financial information concerning the Debtor, the Guarantors or the parties to the Stock

                      Pledge as Bank may reasonably request
                      from time to time.

                 Section 6.2. Notice of Default; Litigation; ERISA Matters. Debtor will give written notice to Bank as soon as reasonably possible and in no event more than five (5) Business Days of (i) the occurrence of any Default or Event of Default hereunder of which it has knowledge or should have knowledge, (ii) the filing of any actions, suits or proceedings against any of the Debtor, Guarantors or other parties to the Collateral Documents in any court or before any governmental authority or tribunal of which they have knowledge or should have knowledge which could cause a Material Adverse Change with respect to any of such Person, (iii) the occurrence of a reportable event under, or the institution of steps by either Debtor or Corporate Guarantor to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which Debtor or Corporate Guarantor may have liability, or
(iv) the occurrence of any other action, event or condition of any nature of which they have knowledge which may cause, or lead to, or result in, any Material Adverse Change.

                 Section 6.3. Maintenance of Corporate Existence, Properties and Liens. Each of Debtor and Corporate Guarantor will (i) continue to engage in the business presently being operated by it; (ii) maintain its corporate existence and good standing in each jurisdiction in which it is required to be qualified; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of its business in good order and condition; (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets; (v) maintain in favor of Bank a first perfected lien and security interest in the Collateral, subject only to other Permitted Encumbrances; and (vi) cause the Guaranties to be maintained in full force and effect (subject to the terms of the Guaranty of the Individual Guarantor which allows for the termination of the Guaranty of the Individual Guarantor on March 31, 1996, if no Event of Default then exists and is continuing).

                 Section 6.4. Collateral Schedules and Locations. As often as Bank shall reasonably require, Debtor shall deliver to Bank schedules of such Collateral, including such information as Bank may require, including without limitation names and addresses of account debtors and agings of accounts receivable and the location of all inventory and equipment owned by Debtor. Such information shall be submitted for Debtor and for or on behalf of other parties granting any of the Collateral Documents.

                 Section 6.5. Taxes. Debtor shall pay or cause to be paid when due (and shall cause the Guarantors to pay or cause to be paid when due), all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied against any of them and their properties. Debtor further agrees to furnish Bank with evidence that such taxes, assessments, and governmental and other charges due by Debtor and Guarantors have been paid in full and in a timely manner. Debtor and Guarantors may withhold any such payment or elect to contest any lien if Debtor or Guarantors are in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Bank's interest in the Collateral is not jeopardized.

                 Section 6.6. Required Insurance. Debtor and Guarantors shall maintain insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which each of them operates, and as shall be reasonably satisfactory to Bank. With respect to the property affected by the Mortgages, Debtor shall maintain (and shall cause the Individual Guarantor to maintain) the types of insurance coverages required by the Mortgages, and Debtor shall provide Bank (and shall cause the Individual Guarantor to provide
Bank) with all evidence of such insurance coverages as required by the Mortgages. Debtor shall also maintain (and shall cause Corporate Guarantor and Jefferson Downs Corporation to maintain) all insurance coverages required by the Security Agreements and provide Bank with evidence of such insurance as required by the Security Agreements.

                 Debtor agrees to provide Bank (and to cause Individual Guarantor, Corporate Guarantor and Jefferson Downs Corporation to provide to
Bank) with originals or certified copies of such policies of insurance. Debtor agrees to promptly furnish Bank with copies of all renewal notices and, if requested by Bank, with copies of receipts for paid premium (and Debtor shall cause Individual Guarantor to do likewise). Debtor shall provide Bank with originals or certified copies of all renewal or replacement policies of insurance no later than fifteen (15) days before any such existing policy or policies should expire. If the insurance policies required hereunder and renewals thereof are held by persons other than Debtor, Debtor agrees to supply original or certified copies of the same to Bank within the time periods required above.

                 Section 6.7. Performance of Loan Documents. Debtor shall duly and punctually pay and perform its obligations under the Note, under this Agreement (as the same may at any time be amended or modified and in effect) and under each of the Loan Documents to which it is a party, in accordance with the terms hereof and thereof.

                 Section 6.8. Compliance with Environmental Laws. Debtor shall comply with and shall cause Guarantors and all of its and their employees, agents, invitees or sublessees to comply with all Environmental Laws with respect to the disposal of industrial refuse or waste, and/or the discharge, procession, treatment, removal, transportation, storage and handling of hazardous or toxic wastes and substances, and pay immediately when due the cost of removal of any such waste or substances from, and keep their properties (including specifically but without limitation the properties affected by the Mortgages) free of any lien imposed pursuant to any such laws, rules, regulations or orders.

                 Debtor shall give notice to Bank as soon as reasonably possible and in no event more than five (5) days after it receives knowledge of any compliance orders, environmental citations, or other notices from any governmental entity relating to any environmental condition relating to its properties or the properties of Guarantors or elsewhere for which it or any of the Guarantors may have legal responsibility with a full description thereof; Debtor agrees to take any and all reasonable steps, and to perform any and all reasonable actions necessary or appropriate to promptly comply with any such citations, compliance orders or Environmental Laws requiring Debtor or any such Guarantor(s) to remove, treat or dispose of such hazardous materials, wastes or conditions at the sole expense of Debtor or any such Guarantor(s), to provide Bank with satisfactory evidence of such compliance, and to cause Guarantors to do all of the foregoing in a similar manner; provided, however, that nothing contained herein shall preclude Debtor and Guarantors from contesting any such compliance orders or citations if such contest is made in good faith, appropriate reserves are established for the payment for the cost of compliance therewith, and Bank's security interest in any such property affected thereby (or the priority thereof) is not jeopardized.

                 Regardless of whether any Event of Default hereunder shall have occurred and be continuing, Debtor (i) releases and waives any present or future claims against Bank for indemnity or contribution in the event Debtor or either of the Guarantors becomes liable for remediation costs under and Environmental Laws, and (ii) agrees to defend, indemnify and hold harmless Bank from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against Bank by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto the property of Debtor or either of the Guarantors of any hazardous materials, wastes or conditions regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of such property or the applicability of any Environmental Laws relating to hazardous materials (including, without limitation, CERCLA or any so called federal, state or local "super fund" or "super lien" laws, statute, ordinance, code, rule, regulation, order or decree) regardless of whether or not caused by or within the control of Bank (the costs and/or liabilities described in (i) and (ii) above being hereinafter referred to as the "Liabilities"). The covenants and indemnities contained in this Section
6.8 shall survive termination of this Agreement.

                 Section 6.9. Further Assurances. Debtor will, at any time and from time to time, execute and deliver (and cause Guarantors and the other parties to the Collateral Documents to execute and deliver) such further instruments and take such further action as may reasonably be requested by Bank, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Collateral Documents.

                 CONFIDENTIAL INFORMATION OMITTED AND FILED
                 SEPARATELY WITH THE COMMISSION.

                 Section 6.11. Operations. Debtor shall conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA of 1974, and other laws applicable to any employee benefit plans which it may have, and shall cause Guarantors to do likewise.

                 Section 6.12.  Change of Location.  Debtor shall, within ten
(10) Business Days prior to any such addition or change, notify Bank in writing of any proposed changes in the location of its inventory and equipment and business, or of any change in the place of business of the Guarantors.

                 Section 6.13. Employee Benefit Plans. So long as this Agreement remains in effect, Debtor will maintain each employee benefit plan as to which it may have any liability, in compliance with all applicable requirements of law and regulations, and shall cause Corporate Guarantor to do likewise.

                 Section 6.14. Field Audits; Other Information. Debtor shall allow Bank's employees and agents access to their books and records and properties during normal business hours to perform field audits from time to time. Debtor will provide Bank with such other information as Bank may reasonably request from time to time, and shall cause Guarantor to do likewise.

                 Section 6.15. First Mortgage. Debtor shall cause the principal balance due on the debt secured by the first mortgage on the Fair Grounds Race Course (described in Section 7.4(e) hereof) to remain at or below $2,000,000.00, and shall keep current all payments due on such indebtedness in accordance with the terms thereof, and shall provide Bank with evidence of such loan balance to Bank from time to time upon request by Bank.


                                  ARTICLE VII

                               NEGATIVE COVENANTS


                 In addition to the negative covenants contained in the Collateral Documents executed by Debtor, which covenants are hereby ratified and confirmed by Debtor, Debtor covenants and agrees with Bank as follows:

                 Section 7.1. Limitations on Fundamental Changes. Debtor shall not change the nature of its business, form any subsidiary or enter into any transaction of merger or consolidation without the prior written consent of the Bank, nor shall it liquidate or dissolve itself.

                 Section 7.2. Disposition of Assets. Debtor shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets whether now owned or hereafter acquired except property disposed of in the ordinary course of business, provided that, if such property is to be replaced, the net cash proceeds of each such transaction are applied to obtain a replacement item or items within 30 days of the disposition thereof. Debtor shall not assign, encumber or alienate in any way (nor shall it fail to maintain in full force and effect) any licenses, permits and other governmental approvals (including specifically, but without limitation, off-track betting licenses, video poker licenses, other gaming licenses and racing licenses) of any kind or nature which relate to the operation of its business.

                 Section 7.3. Construction Activities. Debtor shall not resume any construction activities related to the reconstruction of the Fair Ground Race Course Grandstand and related facilities (other than activities necessary to maintain the existing facilities to prevent deterioration) without first providing Bank with satisfactory evidence of its source of funding for any such construction activities.

                 Section 7.4. Encumbrances. Debtor shall not create, incur, assume or permit to exist any Encumbrances on any of its property now owned or hereafter acquired, nor shall Debtor allow Guarantors or any other parties to the Stock Pledges to create, incur, assume or permit to exist any Encumbrances affecting the Collateral, except for the following (hereinafter referred to as the "Permitted Encumbrances"):

                 (a) Encumbrances for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor.

                 (b) Encumbrances of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor.

                 (c) Inchoate liens arising under ERISA to secure the contingent liabilities, if any, permitted by this Agreement.

                 (d) The pledge of the Collateral and any other liens in favor of the Bank to secure the Indebtedness of the Debtor to the Bank.

                 (e) The existing collateral mortgage affecting the property affected by the Fair Grounds Mortgage recorded at MOB 2431, folio 320, NA #513277 of the records of Orleans Parish, Louisiana, as amended by that certain amendment thereto recorded at MOB 2581A, folio 188, NA # 732108 of the records of Orleans Parish, Louisiana (to the extent and only to the extent that Bank has received a representation from the holder of the note secured by such mortgage that the principal balance thereunder does not exceed the sum of $2,000,000.00, and an agreement from such holder of the note secured by that mortgage that no additional advances will be made thereunder).

                 (f) The existing mortgage affecting the property affected by the Jefferson Downs Mortgage recorded at MOB 3508, folio 57 of the records of Jefferson Parish, Louisiana (to the extent and only to the extent that such mortgage remains fully subordinate to the Jefferson Downs Mortgage).

                 Section 7.5. Other Agreements. Debtor will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                 Section 7.6. Transactions with Affiliates. Debtor will not enter into any agreement with any affiliated Person or entity except to the extent that such agreements are commercially reasonable which provide for terms which would normally be obtainable in an arm's length transaction with an unrelated third party.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                   SEPARATELY WITH THE COMMISSION.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT


                 Section 8.1. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

                 Default under the Indebtedness. Should Debtor default in the payment of principal or interest under the Note or any other part of the Indebtedness and such default shall not be cured within ten days of the occurrence thereof.

                 Default under this Agreement. Should Debtor violate or fail to comply fully with any of the terms and conditions of, or default under, this Agreement, or should Debtor or any other party to the Collateral Documents fail to comply fully with any of the terms and conditions of this Agreement which pertain to such Person and such default not be cured within ten days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required hereby).

                 Default Under Other Agreements. Should any event of default occur or exist under any of the Related Documents or should Debtor, either Guarantor or any other party to the Collateral Documents violate, or fail to comply fully with, any terms and conditions of any of the Collateral Documents or Related Documents, or should any Guarantor violate, or fail to comply fully with, any terms and conditions of the Guaranties or any of their respective obligations contained in the Related Documents and such default not be cured within ten days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required thereby).

                 Other Defaults in Favor of Bank. Should Debtor or either Guarantor default under any other loan, extension of credit, security agreement, or other obligation in favor of Bank and fail to cure same in accordance with any applicable cure periods.

                 Default in Favor of Third Parties. Should Debtor, either Guarantor or any other party to the Collateral Documents default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of the Collateral, or such Person's ability to perform its obligations under this Agreement or any Related Document, and fail to cure same in accordance with any applicable cure periods.

                 Insolvency. The following occurrences, in addition to the failure or suspension of Debtor or Corporate Guarantor, shall constitute an Event of Default hereunder:

         (a) Filing by Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents for, or the appointment by consent or acquiescence of, a receiver or trustee of Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents for all or a substantial part of the property of any such Person; the making by Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents, of an assignment for the benefit of creditors; the inability of Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents or the admission by Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents in writing, of its or their inability to pay its or their debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty
                 (60) days after the appointment of a receiver or trustee); or

         (b) Filing of an involuntary petition against Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the insolvency appointment of a receiver or trustee of Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents for all or a substantial part of the property of any such Person and such appointment remains unvacated or unopposed for a period of sixty (60) days from such appointment, execution or similar process against any substantial part of the property of Debtor, either of the Guarantors, or the John Masoni Trust and such warrant remains unbonded or undismissed for a period of sixty (60) days from notice to Debtor, either of the Guarantors, or any of the other parties to the Collateral Documents of its issuance.

                 Dissolution Proceedings. Should proceedings for the dissolution or appointment of a liquidator of Debtor, Corporate Guarantor, Jefferson Downs Corporation or the John Masoni Trust be commenced.

                 Death or Incapacity of the Individual Guarantor. Should Individual Guarantor or Bryan G. Krantz die or become incapacitated.

                 False Statements. Should any representation or warranty of any of the Debtor made in connection with the Indebtedness (or by either Guarantor or any of the other parties to the Collateral Documents in any of the Loan Documents) prove to be incorrect or misleading in any material respect when made or reaffirmed.

                 Material Adverse Change. Should a Material Adverse Change occur at any time and not be cured within ten days of the occurrence thereof.

                 Upon the occurrence of an Event of Default, all Commitments of Bank under this Agreement will terminate immediately (including any obligation to make any further Loans), and, at Bank's option, the Note and all Indebtedness of Debtor will become immediately due and payable, all without notice of any kind to Debtor, except that in the case of type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

                 Upon the occurrence of an Event of Default, Bank may proceed to realize upon the Collateral under the terms of the Collateral Documents and exercise any other rights which it has by law or contract (which rights shall be cumulative in nature), including without limitation, the right to apply any funds then or thereafter on deposit in the Lockbox Account and in the Cash Collateral Account towards payment of the Indebtedness.





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                 Section 8.2.  Waivers by Debtor.  Except as otherwise provided for in this Agreement and by applicable law, Debtor waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Debtor may in any way be liable and hereby ratify and confirm whatever Bank may do in this regard, (ii) all rights to notice and a hearing prior to Bank's taking possession or control of, or to Bank's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Debtor acknowledges that it has been advised by counsel of their choice with respect to this Agreement, the other Collateral Documents, and the transactions evidenced by this Agreement and other Collateral
Documents.


                                   ARTICLE IX

                                 MISCELLANEOUS


                 Section 9.1. No Waiver; Modification in Writing. No failure or delay on the part of Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement or of the Note, nor consent to any departure by any Debtor therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Debtor in any case shall entitle such Debtor to any other or further notice or demand in similar or other circumstances.

                 Section 9.2. Payment on Non-Business Day. Whenever any payment to be made hereunder or on account of the Note shall be scheduled to become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest and fees payable hereunder or on account of the Note.

                 Section 9.3. Addresses for Notices. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and





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communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.

                 If to Bank:

                          First National Bank of Commerce
                          210 Baronne Street
                          P.O. Box 60279
                          New Orleans, LA  70160-0279
                          Attention:  Hospitality Division

                 with a copy to:

                          Wm. Blake Bennett, Esq.
                          Liskow & Lewis
                          One Shell Square, 50th Floor
                          New Orleans, LA  70139-5001

                 If to Debtor:

                          Fair Grounds Corporation
                          1751 Gentilly Boulevard
                          P.O. Box 52529
                          New Orleans, LA  70152
                          Attention:  Bryan G. Krantz

                 with a copy to:

                          David R. Sherman, Esq.
                          Chehardy, Sherman, Ellis,
                            Breslin & Murray
                          Suite 1100
                          One Galleria Boulevard
                          Metairie, LA  70001


                 Section 9.4. Fees and Expenses. Debtor agrees to pay all fees, costs and expenses of Bank in connection with the preparation, execution and delivery of this Agreement, and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing, including without limitation, the reasonable fees and disbursements of counsel to Bank, and to pay all costs and expenses of Bank in connection with the enforcement of this Agreement, the Note or the other Loan Documents, including reasonable legal fees and disbursements arising in connection therewith. Debtor also agrees to pay, and to save Bank harmless from any delay in paying stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note, the other Loan Documents, or any modification thereof.





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                 Section 9.5.  Security Interest and Right of Set-off.  Bank
shall have a continuing security interest in, as well as the right to set-off the obligations of Debtor hereunder against, all funds which Debtor may maintain on deposit with Bank (with the exception of funds deposited in Debtor's accounts in trust for third parties or funds deposited in pension accounts, IRA's, Keogh accounts and All Saver Certificates or funds which are dedicated to the payment of purses), and Bank shall have a lien upon and a security interest in all property of Debtor in Bank's possession or control which shall secure the Indebtedness of Debtor.

                 Section 9.6. Waiver of Marshalling. Debtor shall not at any time hereafter assert any right under any law pertaining to marshalling (whether of assets or liens) and Debtor expressly agrees that Bank may execute or foreclose upon the Collateral in such order and manner as Bank, in its sole discretion, deems appropriate (except as set forth in that certain letter agreement dated November 7, 1995, by and between Bank and Individual Guarantor).

                 Section 9.7. Governing Law. This Agreement and the Note shall be deemed to be contracts made under the laws of the State of Louisiana and for all purposes shall be construed in accordance with the laws of said State.

                 Section 9.8. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) DEBTOR AND BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH DEBTOR AND BANK MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTE, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE DEBTOR AND THE BANK, AND THE DEBTOR AND THE BANK HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.
THE DEBTOR AND THE BANK EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

                 (b) THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

                 Section 9.9. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall





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not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

                 Section 9.10. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        FAIR GROUNDS CORPORATION



                                        By:_________________________________
                                           Bryan G. Krantz, President


                                        FIRST NATIONAL BANK OF COMMERCE



                                        By:_________________________________
                                           Stephen M. Valdes, Vice President





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